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FOR IMMEDIATE RELEASE


                        KEYSTONE PROPERTY TRUST ANNOUNCES
                   2000 RESULTS AND FORMATION OF JOINT VENTURE


WEST CONSHOHOCKEN, PENNSYLVANIA, FEBRUARY 6, 2001 - Keystone Property Trust (AMEX: KTR) (the "Company" or "Keystone") today announced its financial results for the fourth quarter and full year ended December 31, 2000.

For the three month period ended December 31, 2000, the Company reported Funds From Operations ("FFO") of $12.3 million, or $0.48 per diluted share, as compared to $11.0 million, or $0.46 per diluted share for the same quarter in 1999, representing an 11.8% increase in aggregate FFO and a 4.3% increase in FFO per diluted share. FFO for the year ended December 31, 2000 was $47.3 million, or $1.86 per diluted share, as compared to $32.5 million, or $1.77 per diluted share, for the same period last year, an increase of 45.5% in aggregate FFO and an increase of 5.1% in FFO per diluted share.

For the three month and twelve month periods ended December 31, 2000, net income was $1,596,000, or $0.17 per diluted share, and $896,000 or $0.09 per diluted share, respectively. By comparison, for the three and twelve month periods ended December 30, 1999, net income was $1.2 million, or $0.14 per diluted share, and $6.3 million, or $0.80 per share, respectively. Excluding the impact of asset sales and non recurring charges in both 2000 and 1999, net income for the three and twelve months ended December 31, 2000 would have been $1.7 million and $7.4 million, or $0.19 and $0.76 per diluted share, respectively, as compared to $1.2 million and $5.6 million, or $0.14 and $0.72 per share, for the same periods of 1999, respectively.


2000 REVIEW /FORMATION OF JOINT VENTURE

Jeffrey E. Kelter, President and CEO of Keystone, commenting on 2000 results and the Company's outlook stated, "This was a challenging year for the Company and though we are reporting results in-line with consensus expectations, we fell well short of our capital recycling objectives for the year. However, with the recent closing of the Pennsylvania office sale, we are currently about $90 million or one third of the way through our portfolio repositioning. We feel that we have a realistic and achievable plan in place to accomplish our objective of becoming the leading industrial REIT focused primarily on big-box distribution centers serving the Northeast Distribution Corridor.

"We are also extremely pleased to announce today that we have signed an agreement to form a joint venture with CalEast Industrial Investors LLC, a real estate operating company whose members are the California Public Employees Retirement System (CalPERS) and LaSalle Investment Management, Inc., to acquire up to $300 million of industrial properties in New Jersey. Keystone will seed the venture with seven properties totaling approximately $100 million in value and CalEast will acquire an 80% interest in the venture. The JV is targeting value-added acquisition opportunities in the New Jersey industrial market. More details will be forthcoming in the weeks ahead, but we are excited about the opportunity to work with CalEast and significantly enhance our industrial franchise in New Jersey."


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PORTFOLIO OPERATING RESULTS/LEASING ACTIVITY

Consolidated same-store NOI growth, decreased 2.7% in the fourth quarter, but increased 0.7% for the year. Economic occupancy at these properties was 95.9% for the quarter, a 1.7% decrease from the 97.6% for the fourth quarter of 1999. For the full year, economic occupancy decreased 1.2% from 97.5% in 1999 to 96.3% in 2000. Consolidated same-store results were dragged down by a 13.2% decline in our South Carolina portfolio and a 7.2% decline in our New York office portfolio. Additionally, same-store results for the year were negatively impacted by a 0.8% decline in our Pennsylvania office portfolio, the bulk of which has been sold.

In the industrial portfolio, fourth quarter same-store NOI decreased 1.4% and in the full year it grew by 0.2%. Economic occupancy at these properties was 96.7% for the quarter, a 2.4% decrease from the 99.1% recorded in the fourth quarter of 1999. For the year, economic occupancy decreased 2.2% from 98.7% in 1999 to 96.5% in 2000. This was substantially due to a decrease in occupancy in South Carolina of 12% to 78.8%. Notably, the same-store calculations for the year comprised only roughly 50% of Keystone's industrial asset base.

For the full year, industrial leasing activity totaled 4.2 million square feet consisting of 2.6 million square feet of renewals and 1.6 million square feet of new deals. Nearly 1.0 million square feet of this activity was related to expirations in the year 2001 and beyond. Industrial rent increases in the year totaled 7.1% on a GAAP basis and 3.9% on a cash basis. Office activity in 2000 totaled 277,000 square feet with rent increases of 5.0% and 3.7% on a GAAP and cash basis, respectively.

On a market-by-market basis, where leasing activity was substantive, rental growth was as follows: New Jersey 3.9%, Pennsylvania 5.6% and South Carolina 14.4%. New Jersey rents increased more than 8%, excluding the relet of an over-market lease of 585,000 square feet.


DEVELOPMENT ACTIVITY RECAP/UPDATE

During 2000, Keystone broke ground on development and expansion projects totaling nearly 2.4 million square feet. In December 2000, Keystone delivered an 800,000 square foot, 36 foot clear height distribution center that was leased in its entirety to Belkin Components under a ten year agreement. This transaction is indicative of the demand for larger state-of-the-art facilities as users seek to gain efficiency from more sophisticated logistics operations.

Keystone's current projects include two projects at Exit 8A of the New Jersey Turnpike, totaling 1.1 million square feet, and a 150,000 square foot expansion in Central Pennsylvania. The New Jersey projects will deliver in third quarter 2001, and the Central Pennsylvania project will be complete in second quarter 2001. Collectively, these projects represent approximately $50 million in stabilized costs.


OUTLOOK FOR 2001 AND BEYOND

Mr. Kelter, in commenting on the Company's outlook, stated, "Our revised expectations for fiscal year 2001, in terms of FFO, is a range of $1.92 to $1.95per diluted share and for fiscal year 2002, a range of $2.04 to $2.07. These expectations reflect the continuing dilution from the capital recycling program, reduced financial leverage going forward and same-store growth expectations of only 1.0% in 2001 and 2.5% to 3.0% in 2002. For the first quarter of 2001 we expect results to be $0.45 to $0.46 per diluted share which also reflects the impact of continued vacancy in South Carolina.


                                  Page 2 of 5
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"In terms of capital redeployment, we anticipate total proceeds of approximately
$200 million in 2001/2002 from the sale of office assets and selected non-core industrial assets. In addition to the development projects currently under construction, we anticipate approximately $70 million in development in 2002. Acquisition activity will continue at a rate of approximately $50 million per annum, which will allow us to reduce debt to 55% of undepreciated assets and thereby enhance our operating flexibility. Though near-term FFO growth will be slightly diminished, we are committed to and confident in our goal of increasing NAV by 20-25% over the next two years.

"A number of factors could impact our ability to meet our stated expectations. These factors include, among other variables, interest rates, the economy, the timing and yields for divestment and investment, and there can be no guarantee that Keystone can achieve the results stated above for 2001 or 2002."

CONFERENCE CALL

The Company will hold an investor/analyst conference call today beginning at 11:00 a.m. EST. The conference call may be joined by dialing 1-800-289-0487. A replay of the conference call will be available through February 16, 2001 until 8 p.m. Eastern Time. The telephone number for the replay is 1-719-457-0820, passcode 526909. The conference call can also be accessed through our company web site at www.keystoneproperty.com under Investor Information.

Additional information about Keystone's quarterly results can be accessed in our supplemental package which is posted on our website at:
www.corporate-ir.net/media_files/ASE/ktr/reports/4q00supp.pdf

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with more than 1.6 million square feet of state-of-the-art warehouse assets currently under construction/in development. In addition, the Company has a land bank of over 600 acres either owned or under option on which another 9 million square feet can be built. The current portfolio consists of 125 industrial and office properties aggregating over 21 million square feet in the Eastern United States. Keystone's core portfolio contains over 19 million square feet of big box distribution assets, with 16.3 million square feet located in the Northeast Distribution Corridor, which encompasses New Jersey, Central Pennsylvania, Central Ohio, New York State and Indianapolis. For more information, contact Jennifer R. Wall at 212-527-9900, send email to info@keystoneproperty.com or visit the Company web site at www.keystoneproperty.com.


THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.


SOURCE:        KEYSTONE PROPERTY TRUST
WEB SITE:      HTTP://WWW.KEYSTONEPROPERTY.COM
CONTACT:       JENNIFER R. WALL OF KEYSTONE PROPERTY TRUST (PHONE: 212-527-9900)

                               (Tables to follow)


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                FINANCIAL SUMMARY FOR THE QUARTER AND YEAR ENDED
                    DECEMBER 31, 2000 AND 1999 (in thousands,
                  except for shares, ratios and per share data)


                                                                           --------------------------  --------------------------
                                                                                  Quarter Ended                Year Ended
                                                                                   December 31                December 31
                                                                                   (unaudited)
                                                                           --------------------------  --------------------------
                                                                               2000          1999          2000          1999
                                                                           ------------  ------------  ------------  ------------
OPERATING DATA:
REVENUE:
Rents                                                                      $     27,722  $     24,488  $    107,763  $     75,769
Reimbursement revenue and other                                                   4,608         3,102        15,338         8,757
                                                                           ------------  ------------  ------------  ------------
           Total revenue                                                         32,330        27,590       123,101        84,526
                                                                           ------------  ------------  ------------  ------------

OPERATING EXPENSES:
Property operating expenses                                                       6,082         5,848        21,805        15,096
Property management fees paid to affiliate                                          425           342         3,246         3,048
General and administrative                                                        1,058           944         4,277         3,650
Depreciation and amortization                                                     5,673         5,645        21,128        16,359
Interest expense                                                                 12,050         9,763        46,566        30,307
Provision for asset revaluation                                                    --            --          11,300          --
                                                                           ------------  ------------  ------------  ------------
           Total operating expense                                               25,288        22,542       108,322        68,460
                                                                           ------------  ------------  ------------  ------------

INCOME BEFORE EQUITY IN (LOSSES) INCOME FROM EQUITY METHOD INVESTMENTS,
(LOSSES) GAINS ON SALES OF ASSETS, DISTRIBUTIONS TO PREFERRED UNITHOLDERS,
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP,
AND NET INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                                7,042         5,048        14,779        16,066

EQUITY IN (LOSSES) INCOME FROM EQUITY METHOD INVESTMENTS                           (489)          285           (73)          (62)

(LOSSES) GAINS ON SALES OF ASSETS                                                  (285)         --              87         1,284
                                                                           ------------  ------------  ------------  ------------

INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS, MINORITY INTEREST
OF UNITHOLDERS IN OPERATING PARTNERSHIP, AND NET INCOME ALLOCATED TO
PREFERRED SHAREHOLDERS                                                            6,268         5,333        14,793        17,288

DISTRIBUTIONS TO PREFERRED UNITHOLDERS                                           (1,932)       (1,297)       (6,875)       (2,040)

                                                                           ------------  ------------  ------------  ------------

INCOME BEFORE MINORITY INTEREST OF UNITHOLDERS IN OPERATING                       4,336         4,036         7,918        15,248
PARTNERSHIP, AND NET INCOME ALLOCATED TO PREFERRED SHAREHOLDERS

MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP                        (1,313)         (972)         (649)       (5,592)
                                                                           ------------  ------------  ------------  ------------

INCOME BEFORE NET INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                      3,023         3,064         7,269         9,656

NET  INCOME ALLOCATED TO PREFERRED SHAREHOLDERS                                  (1,427)       (1,913)       (6,373)       (3,328)
                                                                           ------------  ------------  ------------  ------------

NET INCOME ALLOCATED TO COMMON SHAREHOLDERS                                $      1,596  $      1,151  $        896  $      6,328
                                                                           ============  ============  ============  ============

BASIC EARNINGS PER COMMON SHARE                                            $       0.17  $       0.14  $       0.10  $       0.83
                                                                           ============  ============  ============  ============

WEIGHTED AVERAGE COMMON SHARES - BASIC                                        9,322,657     8,125,364     9,239,591     7,622,010
                                                                           ============  ============  ============  ============

DILUTED EARNINGS PER SHARE                                                 $       0.17  $       0.14  $       0.09  $       0.80
                                                                           ============  ============  ============  ============

WEIGHTED AVERAGE COMMON SHARES - DILUTED                                     17,001,655    15,384,705    16,898,872    14,810,817
                                                                           ============  ============  ============  ============


                                                                                       As of:
                                                                           --------------------------
BALANCE SHEET DATA:                                                        December 31,  December 31,
                                                                               2000          1999
                                                                           ------------  ------------
Real estate investments before accumulated depreciation                    $    957,106  $    860,336
Total assets                                                                    962,687       875,076
Total debt                                                                      616,569       522,112
Total liabilities                                                               638,753       543,415
Limited Partners Minority Interest in Operating Partnership                      89,543        91,310
Convertible preferred units                                                      80,295        54,621
Stockholders' equity                                                            154,096       185,730


                                  Page 4 of 5
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                FINANCIAL SUMMARY FOR THE QUARTER AND YEAR ENDED
                    DECEMBER 31, 2000 AND 1999 (in thousands,
                  except for shares, ratios and per share data)


                                                                        ---------------------------   ---------------------------
                                                                              Quarter Ended                   Year Ended
                                                                               December 31                   December 31
                                                                               (unaudited)
                                                                        ---------------------------   ---------------------------
                                                                            2000           1999           2000           1999
                                                                        ------------   ------------   ------------   ------------
INCOME BEFORE DISTRIBUTIONS TO PREFERRED UNITHOLDERS, MINORITY INTEREST
OF UNITHOLDERS IN OPERATING PARTNERSHIP AND NET INCOME ALLOCATED TO
PREFERRED SHAREHOLDERS                                                  $      6,268   $      5,333   $     14,793   $     17,288
Plus (Less):
     Provision for asset revaluation                                            --             --           11,300           --
     Losses (gains) on sales of assets                                           285           --              (87)        (1,284)
     Depreciation and amortization related to real estate                      5,673          5,645         21,128         16,359
     Other adjustments (1)                                                        43             43            170            170
                                                                        ------------   ------------   ------------   ------------
FUNDS FROM OPERATIONS (2)                                               $     12,269   $     11,021   $     47,304   $     32,533
                                                                        ============   ============   ============   ============

BASIC FFO PER SHARE                                                     $       0.52   $       0.52   $       2.02   $       1.90
                                                                        ============   ============   ============   ============

DILUTED FFO PER SHARE                                                   $       0.48   $       0.46   $       1.86   $       1.77
                                                                        ============   ============   ============   ============

FUNDS AVAILABLE FOR DISTRIBUTION:
     Funds from operations                                              $     12,269   $     11,021   $     47,304   $     32,533
     Amortization of deferred financing costs                                    434            402          1,798          1,473
     Straight line rent adjustments                                             (982)          (773)        (3,828)        (1,866)
     Amortization of restricted stock awards                                      57             69            261            274
     Leasing commissions                                                        (261)          (465)        (3,127)        (2,097)
     Tenant improvements                                                        (786)          (560)        (2,888)        (2,070)
     Building improvements                                                      (320)          (527)          (981)        (1,074)
                                                                        ------------   ------------   ------------   ------------
                    FUNDS AVAILABLE FOR DISTRIBUTION                    $     10,411   $      9,167   $     38,539   $     27,173
                                                                        ============   ============   ============   ============

DILUTED FUNDS AVAILABLE FOR DISTRIBUTION PER SHARE                      $       0.40   $       0.39   $       1.51   $       1.48
                                                                        ============   ============   ============   ============

             DILUTED WEIGHTED AVERAGE SHARES AND UNITS (3)                25,722,549     23,744,929     25,495,601     18,363,330
                                                                        ============   ============   ============   ============

                     DIVIDEND PAID PER COMMON SHARE                     $       .310   $       .295   $      1.210   $      1.120
                                                                        ============   ============   ============   ============

                       FFO DIVIDEND PAYOUT RATIO                                64.6%          64.1%          65.1%          63.3%
                                                                        ============   ============   ============   ============

                       FAD DIVIDEND PAYOUT RATIO                                77.5%          75.6%          80.1%          75.7%
                                                                        ============   ============   ============   ============


(1) Other adjustments consist of restating the equity in earnings or losses from equity method investments to a FFO basis.
(2) The Company calculates Funds From Operations (FFO) in accordance with the National Association of Real Estate Investment Trusts, Inc. definition and its recent clarification of this definition. FFO is equal to net income, (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization relating to real property, and after adjustments from unconsolidated partnerships and joint ventures and other adjustments. FFO for 1999 has been restated in accordance with NAREIT's recent clarification.
(3) Diluted weighted average shares for 2000 and 1999, as shown above, include the convertible preferred shares and units on an as-converted basis.


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